EXHIBIT 23.2


                            DEGOLYER AND MACNAUGHTON
                        4925 GREENVILLE AVENUE, SUITE 400
                                ONE ENERGY SQUARE
                               DALLAS, TEXAS 75206


                                 March 20, 2003






Denbury Resources Inc.
5100 Tennyson Parkway, Suite 3000
Plano, Texas 75024

Ladies and Gentlemen:

     We consent to the use of the name DeGolyer and MacNaughton and to references to our estimates of net proved oil and natural gas reserves or other information contained in our "Appraisal Report as of December 31, 2002 on Certain Properties owned by Denbury Resources Inc. SEC Case"; our "Appraisal Report as of December 31, 2001 on Certain Properties owned by Denbury Resources Inc. SEC Case"; and our "Appraisal Report as of December 31, 2000 on Certain Properties owned by Denbury Resources Inc. SEC Case" (i) under the headings "Item 1. Business - Estimated Net Quantities of Proved Oil and Gas Reserves and Present Value of Estimated Future Net Revenues," and "Item 15. Exhibits, Financial Statement Schedules and Reports on Form 8-K - (b) Reports on Form 8-K" of Denbury Resources Inc.'s Form 10-K for the fiscal year ended December 31, 2002, and (ii) in Denbury Resources Inc.'s Annual Report to Shareholders under the headings "Financial Highlights," "Selected Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Notes to Consolidated Financial Statements Years Ended December 31, 2002, 2001, and 2000" included in such Form 10-K as Exhibit 13 therein.

     We further consent to the incorporation of our "Appraisal Report as of December 31, 2002 on Proved Reserves of Certain Properties owned by Denbury Resources Inc. SEC Case" in such Form 10-K as Exhibit 99.2 therein.

                                                   Very truly yours,


                                                   /s/ DeGolyer and MacNaughton
                                                   DeGOLYER and MacNAUGHTON